EXHIBIT 21

 LIST OF SUBSIDIARIES

WHOLLY OWNED SUBSIDIARIES OF KNOLL, INC.	JURISDICTION OF INCORPORATION
Knoll North America Corp	Ontario, Canada

Spinneybeck Enterprises, Inc.	New York

Spinneybeck, LTD. (wholly owned subsidiary of Spinneybeck Enterprises, Inc.)	Ontario, Canada

Spinneybeck Limited (wholly owned subsidiary of Spinneybeck Enterprises, Inc.)	Ireland

Assemblage, Inc. (wholly owned subsidiary of Knoll, Inc.)	Arkansas

Edelman Leather, LLC	Delaware

Edelman Leather Limited (wholly owned subsidiary of Edelman Leather, LLC)	Ireland

Richard Schultz Design, LLC	Delaware

Knoll Overseas, Inc.	Delaware

Knoll Middle East, LLC (wholly owned subsidiary of Knoll Overseas, Inc.)	Delaware

Knoll Muebles y Sistemas S.A. (wholly owned subsidiary of Knoll Overseas, Inc.)	Columbia

Knoll Coverings Hong Kong Limited (wholly owned subsidiary of Knoll Overseas, Inc.)	Hong Kong

Knoll Commerce and Trade (Shanghai) Co., Ltd. (wholly owned subsidiary of Knoll Coverings Hong Kong Limited)	Shanghai, China

Knoll Europe B.V. (wholly owned subsidiary of Knoll Overseas, Inc.)	Netherlands

Knoll International S.p.A. (wholly owned subsidiary of Knoll Europe B.V.)	Italy

Knoll International, Ltd. (wholly owned subsidiary of Knoll Europe B.V.)	England & Wales

Knoll Muebles de México S. de R.L. de C.V. (99.9% owned by Knoll International, Ltd. And .10% owned by Holly Hunt Enterprises, Inc.)	Mexico

Knoll International S.A.S.U. (wholly owned subsidiary of Knoll Europe B.V.)	France

Knoll International GmBH (wholly owned subsidiary of Knoll Europe B.V.)	Germany

Knoll International S.A. (wholly owned subsidiary of Knoll Europe B.V.)	Belgium

Knoll APAC PTE LTD. (99.98% owned by Knoll Europe B.V.)	Singapore

Holly Hunt Enterprises, Inc.	Illinois

HHE Brazil 1 LLC (wholly-owned subsidiary of Holly Hunt Enterprises, Inc.)	Illinois

HHE Brazil 2 LLC (wholly-owned subsidiary of Holly Hunt Enterprises, Inc.)	Illinois

Holly Hunt Do Brasil Importação E Comércio De Mobiliários LTDA (wholly owned subsidiary of HHE Brazil 1 LLC and HHE Brazil 2 LLC)	Brazil

HHM2, LLC (wholly-owned subsidiary of Holly Hunt Enterprises, Inc.)	Delaware

HH Ruseau, LLC (75% owned by HHM2, LLC)	Delaware

Knoll Denmark ApS (wholly-owned subsidiary of Knoll Europe B.V.)	Denmark

Muuto A/S (wholly-owned subsidiary of Muuto Holding ApS)	Denmark

Muuto UK Limited (wholly-owned subsidiary of Muuto A/S)	England & Wales

Muuto Inc.(wholly-owned subsidiary of Muuto A/S)	Delaware